Exhibit 10.2

This instrument was drafted by:
Fredrikson & Byron, P. A. (SRO)
200 South Sixth Street
Suite 4000
Minneapolis, Minnesota 55402

AMENDMENT TO MORTGAGE

THIS AMENDMENT is made as of the 5th day of April, 2010, by and between Great Western Bank (“Lender”) and Tower Tech Systems Inc., a Wisconsin corporation (“Grantor”).

WHEREAS, Lender is the owner and holder of a Mortgage - Collateral Real Estate Mortgage - 180 Day Redemption (“Mortgage”) executed by Grantor dated April 28, 2009, filed at 12:35 p.m. on May 1, 2009, in the office of the Register of Deeds of Minnehaha County, South Dakota, and recorded in Book 1624 of Mortgages on Page 349, upon certain real property in said county and state described therein (the “Mortgaged Property”), and a certain promissory note (“Note”) secured thereby and referred to therein;

WHEREAS, the parties wish to amend the Mortgage by revising the definition of Note on page 14 of the Mortgage; and

WHEREAS, construction of the improvements financed with the proceeds of the loan evidenced by the Note is now complete and the parties, concurrently herewith, are entering into a Business Loan Agreement to replace the Construction Loan Agreement referenced in the Mortgage;

NOW, THEREFORE, for valuable consideration, the parties agree as follows:

1.         REVISION OF DEFINITION OF NOTE. The definition of Note on page 14 of the Mortgage is hereby revised to read as follows:

Note. The word “Note” means the Promissory Note dated April 28, 2009, in the principal amount of $10,000,000, as reduced to $6,500,000 by a Change in Terms Agreement and Letter Agreement Modifying the Terms of Certain Loan Documents by and Between Great Western Bank, Lender, and Tower Tech Systems Inc., Borrower, each dated April 5, 2010, from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note.

2.         CHANGE IN LOAN AGREEMENT REFERENCES. All references in the Mortgage to the “Construction Loan Agreement” are changed to the “Business Loan Agreement.”

3.         SURVIVAL OF OTHER TERMS. All terms and conditions of the Mortgage, except as herein modified, shall remain in full force and effect.

IN TESTIMONY WHEREOF, the parties have caused this instrument to be executed as of the date first above written.

LENDER:		GRANTOR:

GREAT WESTERN BANK		TOWER TECH SYSTEMS INC.

By:	/s/ Gerald E. Kruger	By:	/s/ Michael L. Salutz
Gerald E. Kruger, Senior Vice President		Michael L. Salutz, Group Controller and Treasurer

STATE OF SOUTH DAKOTA	)
) ss.
COUNTY OF Minnehaha	)

The foregoing instrument was acknowledged before me this 30th day of March 2010, by Gerald E. Kruger, Senior Vice President of Great Western Bank, a South Dakota chartered bank, on behalf of the bank.

[SEAL]	/s/ Angela K. May
Notary Public
Exp: 5/24/2010

STATE OF Wisconsin	)
) ss.
COUNTY OF Manitowoc	)

The foregoing instrument was acknowledged before me this 26 day of March, 2010, by Michael L. Salutz, Group Controller and Treasurer of Tower Tech Systems Inc., a Wisconsin corporation, on behalf of the corporation.

/s/ Michelle Linsmeier
Notary Public
Expires 4/7/13